Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use and incorporation by reference in this Registration Statement on Form S-1 of our reports dated April 16, 2007, relating to the consolidated financial statements of Layne Christensen Company and subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph relating to changes in accounting principles) and management's report on the effectiveness of internal control over financial reporting, appearing in the Prospectus, which is part of this Registration Statement, and incorporated by reference in the Annual Report on Form 10-K of Layne Christensen Company for the fiscal year ended January 31, 2007 and of our report dated April 16, 2007, relating to the financial statement schedule appearing elsewhere in this Registration Statement and incorporated by reference in the Annual Report on Form 10-K of Layne Christensen Company for the fiscal year ended January 31, 2007.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

Kansas City, MO
September 19, 2007